Exhibit 99.1

Stephen Smith/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5060

HAIN CELESTIAL ANNOUNCES FIRST QUARTER FISCAL YEAR 2015
RECORD NET SALES AND ADJUSTED EARNINGS PER SHARE

BOARD OF DIRECTORS APPROVES 2 FOR 1 STOCK SPLIT

REITERATES ANNUAL GUIDANCE

Lake Success, NY, November 6, 2014-The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading organic and natural products company with operations in North America, Europe and India providing consumers with A Healthier Way of Life™, today reported record results for its first quarter ended September 30, 2014.

First Quarter Performance Highlights

•	Record first quarter net sales of $631.3 million; adjusted net sales of $642.6 million, a 35% increase over the prior year period net sales

•
Earnings per diluted share of $0.37, which includes an after-tax charge of $14.2 million for the nut butter recall; record first quarter adjusted earnings per diluted share of $0.68, a 31% increase over the prior year period adjusted earnings per diluted share

•	Operating income $28.8 million; adjusted operating income $58.8 million, a 37% increase over the prior year period adjusted operating income

“We are pleased with another strong start to our fiscal year across all of our segments on a worldwide basis with the highest quarterly net sales in the Company’s history,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial. “Our diverse portfolio of brands and products across multiple categories and our customer base across various channels of distribution enabled us to deliver double digit sales growth even with the impact of the nut butter recall initiated in August.” Irwin Simon continued, “Consumers tastes are shifting and views on health and wellness are evolving. Our business continues to benefit from strong growth trends in the organic and natural, better-for-you segment of consumer packaged goods.”

First Quarter Fiscal Year 2015
The Company reported record net sales of $631.3 million and adjusted net sales of $642.6 million, a 35% increase, as adjusted for the nut butter voluntary recall. Hain Celestial US reported record first quarter net sales of $336.9 million and record first quarter adjusted net sales of $347.4 million, an increase of 11% over the prior year first quarter, which includes a $10.4 million sales adjustment for the nut butter recall. In the United Kingdom, net sales were $172.3 million, a 51% increase, and the Rest of the World segment reported net sales of $51.4 million and adjusted net sales of $52.3 million. Hain Pure Protein Corporation (HPPC), acquired in July 2014, reported net sales of $70.7 million. The Company had strong brand contribution led by double digit growth from Earth’s Best®, Sensible Portions®, Spectrum®, Ella’s Kitchen®, Garden of Eatin’®, New Covent Garden Soup Co.®, Linda McCartney®, Sun-Pat®, Johnson’s Juice Co.®, Danival®, Europe’s Best®, Imagine®, Westbrae®, Gale’s®, Frank Cooper’s®, Sunripe®, Walnut Acres®, Avalon Organics® and Queen Helene®. The growth in net sales also resulted from sales of Tilda®, Rudi’s Organic Bakery®, Plainville Farms® and FreeBird®, brands acquired after the first quarter of fiscal year 2014.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

The Company earned net income of $18.9 million and adjusted net income of $34.7 million for the first quarter. Earnings per diluted share was $0.37 and on an adjusted basis was $0.68, a 31% increase from the prior year first quarter. Refer to Non-GAAP Financial Measures for adjustments.

Stock Dividend
The Company’s Board of Directors has approved a 2 for 1 stock split in the form of a 100% dividend, subject to approval by stockholders of an increase in the Company’s authorized common stock from 100 million shares to 150 million shares. Stockholders will have the opportunity to approve the proposed increase in authorized shares at the Company’s Annual Meeting of Stockholders to be held on November 20, 2014. Upon stockholder approval of the proposed increase in the authorized number of shares, the stock dividend is expected to be implemented as soon as practicable following the annual meeting.

“We are extremely pleased to be able to enhance shareholder value through our stock split. We believe we are well-positioned for another record year and future long-term growth as we expand distribution of our organic and natural products with existing and new customers across multiple channels worldwide including mass market, food service, convenience, grocery store chains and e-commerce. Our executive team remains committed to increasing long-term shareholder returns,” concluded Irwin Simon.

Fiscal Year 2015 Guidance
The Company reiterated its annual guidance for fiscal year 2015:

•	Total net sales range of $2.725 billion to $2.80 billion; an increase of approximately 27% to 30% as compared to fiscal year 2014.

•	Earnings range of $3.72 to $3.90 per diluted share; an increase of 17% to 23% as compared to fiscal year 2014.

Guidance is provided for continuing operations on a non-GAAP basis and excludes acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized net foreign currency gains or losses, reserves for litigation settlements and other non-recurring items including any product recalls or market withdrawals that have been or may be incurred during the Company’s fiscal year 2015, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions. Sales in the Company’s second quarter are historically the highest, and the Company’s earnings is expected to be the lowest in the first quarter and relatively consistent in the second, third and fourth quarters.

Segment Results
The Company’s operations are managed into the following segments: United States, United Kingdom, HPPC and Rest of World (comprised of Canada and Continental Europe).

The following is a summary of first quarter results by reportable segment:

(dollars in thousands)	United States	United Kingdom	HPPC	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 9/30/14	$336,915	$172,279	$70,670	$51,393	$—	$631,257
Non-GAAP Adjustments [1]	$10,442	$—	$—	$928	$—	$11,370
Adjusted net sales - Three months ended 9/30/14	$347,357	$172,279	$70,670	$52,321	$—	$642,627

Net sales - Three months ended 9/30/13 [2]	$311,995	$113,995	$—	$51,494	$—	$477,484

% change - FY'14 adjusted net sales vs. FY'13 net sales	11.3%	51.1%		1.6%		34.6%

OPERATING INCOME
Three months ended 9/30/14
Operating income	$29,589	$5,595	$3,820	$635	$(10,812)	$28,827
Non-GAAP Adjustments [1]	$22,803	$2,975	$140	$2,187	$1,870	$29,975
Adjusted operating income	$52,392	$8,570	$3,960	$2,822	$(8,942)	$58,802
Adjusted operating income margin	15.1%	5.0%	5.6%	5.4%		9.2%

Three months ended 9/30/13
Operating income	$46,366	$1,911	$—	$2,448	$(10,953)	$39,772
Non-GAAP Adjustments [1]	$—	$—	$—	$466	$2,779	$3,245
Adjusted operating income	$46,366	$1,911	$—	$2,914	$(8,174)	$43,017
Adjusted operating income margin	14.9%	1.7%		5.7%		9.0%

(1) See accompanying tables of "Reconciliation of GAAP Results to Non-GAAP Measures"
(2) There were no non-GAAP adjustments to net sales for the three months ended 9/30/13

Webcast
Hain Celestial will host a conference call and webcast at 8:30 AM Eastern Time today to review its first quarter fiscal year 2015 results. The conference call will be webcast and available under the Investor Relations section of the Company’s website at www.hain.com

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe and India. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth’s Best®, Ella’s Kitchen®, Terra®, Garden of Eatin’®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Casbah®, Rudi’s Organic Bakery®, Gluten Free Café™, Hain Pure Foods®, Spectrum®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, FreeBird®, Plainville Farms®, Yves Veggie Cuisine®, Europe’s Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson’s Juice Co.®, Farmhouse Fare®, Hartley’s®, Sun-Pat®, Gale’s®, Robertson’s®, Frank Cooper’s®, Linda McCartney®, Lima®, Danival®, Natumi®, GG UniqueFiber®, Tilda®, Akash Basmati®, Abu Shmagh®, JASON®, Avalon Organics®, Alba Botanica® and Queen Helene®. Hain Celestial has been providing A Healthier Way of Life™ since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company’s expectations relating to (i) the Company’s guidance for net sales and earnings per diluted share for fiscal year 2015; (ii) growth trends and distribution opportunities and (iii) the stock split. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company’s actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company’s ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2015 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company’s customers and consumers' product preferences, and the Company’s business, financial condition and results of operations; the receipt of the required approval from the Company’s stockholders of the proposed authorized common stock increase; changes in estimates or judgments related to the Company’s impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company’s ability to implement its business and acquisition strategy; the ability of the Company’s joint venture investment to successfully execute its business plan; the Company’s ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company’s ability to effectively integrate its acquisitions; the Company’s ability to successfully consummate its proposed divestitures; the effects on the Company’s results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company’s ability to increase prices on existing products; availability and retention of key personnel; the Company’s reliance on third party distributors, manufacturers and suppliers; the Company’s ability to maintain existing customers and secure and integrate new customers; the Company’s ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of organic and natural ingredients; the loss of one or more of the Company’s manufacturing facilities; the ability to use the Company’s trademarks; reputational damage; product liability; product recall or market withdrawal; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company’s reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2014. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net sales, adjusted gross profit, adjusted operating income, adjusted income from continuing operations, adjusted income per diluted share from continuing operations and adjusted EBITDA (defined below) and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures including adjustments for the recall and withdrawal are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three months ended September 30, 2014 and 2013 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Income presented in accordance with GAAP.

The Company defines adjusted EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation, acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company and as a component of performance-based executive compensation.

For the three-months ended September 30, 2014 and 2013, adjusted EBITDA was calculated as follows:

	3 Months Ended
	9/30/2014	9/30/2013
	(dollars in thousands)
Net Income	$18,855	$27,655
Income taxes	6,066	8,751
Interest expense, net	6,092	5,285
Depreciation and amortization	14,580	10,453
Equity in earnings of affiliates	(20)	(572)
Stock based compensation	2,939	3,237
Subtotal	$48,512	$54,809
Adjustments (a)	24,641	3,245
Adjusted EBITDA	$73,153	$58,054

(a) The adjustments include all adjustments in the table "Reconciliation of GAAP Results to Non-GAAP Measures" except for unrealized currency impacts, gain on disposal of investment held for sale, interest accretion and other items, net and taxes.

For the three months ended September 30, 2014 and 2013, operating free cash flow was calculated as follows:

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

	3 Months Ended
	9/30/2014	9/30/2013
	(dollars in thousands)
Cash flow provided by operating activities	$2,614	$53,608
Purchases of property, plant and equipment	(13,260)	(12,347)
Operating free cash flow	$(10,646)	$41,261

Operating free cash flow for the three months ended September 30, 2014 was negative $10.6 million, compared to $41.3 million in the prior year period. Our current quarter operating free cash flow was negatively impacted primarily by our working capital requirements on a higher sales base, in the United Kingdom where our Tilda brand is building seasonal inventory but the purchases are funded through credit facility borrowings and the nut butter voluntary recall.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	June 30,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$92,658	$123,751
Trade receivables, net	319,496	287,915
Inventories	386,253	320,251
Deferred income taxes	24,662	23,780
Other current assets	46,341	47,906
Total current assets	869,410	803,603

Property, plant and equipment, net	340,068	310,661
Goodwill, net	1,116,972	1,134,368
Trademarks and other intangible assets, net	644,024	651,482
Investments and joint ventures	6,396	36,511
Other assets	27,959	28,692
Total assets	$3,004,829	$2,965,317

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$258,890	$239,162
Accrued expenses and other current liabilities	97,566	84,906
Current portion of long-term debt	99,814	100,096
Total current liabilities	456,270	424,164

Long-term debt, less current portion	787,628	767,827
Deferred income taxes	149,309	148,439
Other noncurrent liabilities	4,747	5,020
Total liabilities	1,397,954	1,345,450

Stockholders' equity:
Common stock	520	516
Additional paid-in capital	1,002,814	969,697
Retained earnings	648,473	629,618
Accumulated other comprehensive income	904	60,128
Subtotal	1,652,711	1,659,959
Treasury stock	(45,836)	(40,092)
Total stockholders' equity	1,606,875	1,619,867

Total liabilities and stockholders' equity	$3,004,829	$2,965,317

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2014	2013
	(Unaudited)

Net sales	$631,257	$477,484
Cost of sales	505,413	358,361
Gross profit	125,844	119,123

Selling, general and administrative expenses	90,924	73,587
Amortization of acquired intangibles	4,509	3,468
Acquisition related expenses including integration and restructuring charges, net	1,584	2,296

Operating income	28,827	39,772

Interest expense and other expenses	3,926	3,938
Income before income taxes and equity in earnings of equity-method investees	24,901	35,834
Income tax provision	6,066	8,751
Income of equity-method investees, net of tax	(20)	(572)

Income from continuing operations	18,855	27,655
Loss from discontinued operations, net of tax	—	—
Net income	$18,855	$27,655

Basic net income per share:
From continuing operations	$0.37	$0.58
From discontinued operations	—	—
Net income per share - basic	$0.37	$0.58

Diluted net income per share:
From continuing operations	$0.37	$0.57
From discontinued operations	—	—
Net income per share - diluted	$0.37	$0.57

Weighted average common shares outstanding:
Basic	50,341	47,706
Diluted	51,328	48,934

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2014 GAAP	Adjustments	2014 Adjusted	2013 Adjusted
	(Unaudited)

Net Sales	$631,257	$11,370	$642,627	$477,484
Cost of sales	505,413	(14,043)	491,370	357,636
Gross profit	125,844	25,413	151,257	119,848
Selling, general and administrative expenses	90,924	(2,978)	87,946	73,363
Amortization of acquired intangibles	4,509	—	4,509	3,468
Acquisition related expenses including integration and restructuring charges, net	1,584	(1,584)	—	—
Operating income	28,827	29,975	58,802	43,017
Interest and other expenses, net	3,926	2,376	6,302	6,019
Income before income taxes and equity in earnings of equity-method investees	24,901	27,599	52,500	36,998
Income tax provision	6,066	11,777	17,843	12,244
(Income) of equity-method investees, net of tax	(20)	—	(20)	(572)
Income from continuing operations	$18,855	$15,822	$34,677	$25,326

Income per share from continuing operations - basic	$0.37	$0.31	$0.69	$0.53

Income per share from continuing operations - diluted	$0.37	$0.31	$0.68	$0.52

Weighted average common shares outstanding:
Basic	50,341		50,341	47,706
Diluted	51,328		51,328	48,934

	FY 2015		FY 2014
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Nut butter recall	$10,442	$3,968	$—	$—
European non-dairy beverage withdrawal	928	316	—	—
Net sales	11,370	4,284	—	—

Nut butter recall	9,925	3,772	—	—
European non-dairy beverage withdrawal	1,259	428	—	—
UK Factory start-up costs	2,732	567	466	158
Acquisition related integration costs	127	26	259	59
Cost of sales	14,043	4,793	725	217

Recall expenses	2,477	940	—	—
Litigation expenses	245	93	—	—
Expenses related to third party sale of common stock	—	—	224	85
Acquisition related integration costs	256	77	—	—
Selling, general and administrative expenses	2,978	1,110	224	85

Acquisition related fees and expenses, integration and restructuring charges	1,303	495	2,296	780
Contingent consideration (income) expense, net	281	—	—	—
Acquisition related (income) expenses including integration and restructuring charges	1,584	495	2,296	780

Unrealized currency impacts	3,190	1,065	(2,319)	(898)
Gain on disposal of investment held for sale	(311)	—	—	—
Gain on pre-existing investment in HPPC	(5,334)	—	—	—
Interest accretion and other items, net	79	30	238	82
Interest and other expenses, net	(2,376)	1,095	(2,081)	(816)

Discrete tax benefit resulting from enacted tax rate change	—	—	—	3,777
Increase in unrecognized tax benefits	—	—	—	(550)
Income tax provision	—	—	—	3,227

Total adjustments	$27,599	$11,777	$1,164	$3,493